SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 7, 2006

AXONYX INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	000-25571	86-0883978
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

500 Seventh Avenue, 10th Floor, New York, New York 10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 645-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1. As of June 7, 2006, Axonyx Inc. (“Axonyx”) and TorreyPines Therapeutics, Inc., a private Delaware corporation (“TorreyPines”), entered into an Agreement and Plan of Merger and Reorganization, which is filed as Exhibit 2.1 hereto. The representations and warranties contained in the Agreement and Plan of Merger and Reorganization are made for the purposes of allocation of risk between the parties and as conditions to closing, may be subject to exceptions in the disclosure schedules provided in accordance with the Agreement and Plan of Merger and Reorganization, are not necessarily accurate or complete as made and should not be relied upon by any of our stockholders or potential investors. If completed, the merger would create a NASDAQ listed biopharmaceutical company that discovers and develops treatments for central nervous system (CNS) disorders. The resulting company will be named TorreyPines Therapeutics, Inc. and be headquartered in San Diego, California.

Under terms of the agreement, unanimously approved by both boards of directors, Axonyx would issue, and TorreyPines stockholders would receive, in a tax-free transaction, shares of Axonyx common stock such that TorreyPines stockholders would own approximately 58% of the combined company and Axonyx stockholders would own approximately 42%. These relative percentages will be adjusted if either party out-licenses one or more product candidates prior to closing. In the transaction, TorreyPines preferred stockholders will also receive warrants with an exercise price of $1.04, which, if fully exercised at closing, would increase the percentage of the combined company held by TorreyPines stockholders to approximately 62%. The transaction is subject to Axonyx maintaining certain minimum cash levels, as well as certain other customary conditions, including obtaining approval of each company’s stockholders. The transaction is expected to close during the fourth quarter of this year. Upon closing, the company is expected to trade on the NASDAQ Stock Market.

Following the closing of the transaction, Dr. Neil Kurtz, President and Chief Executive Officer of TorreyPines will become President and Chief Executive Officer of the combined company. Evelyn Graham, currently Vice President, Corporate Development of TorreyPines will become the company’s Chief Operating Officer; and Craig Johnson, currently Chief Financial Officer, Dr. Michael Murphy, currently Chief Medical Officer and Dr. Steven Wagner, currently Chief Scientific Officer of TorreyPines will retain their respective positions in the combined entity. The combined company’s Board of Directors is expected to consist of a total of five current TorreyPines directors and three current Axonyx directors.

2. In accordance with the terms of the Agreement and Plan of Merger and Reorganization, two Voting Agreements were entered into as of June 7, 2006: one between Axonyx Inc. and certain stockholders of TorreyPines Therapeutics, Inc., which is attached hereto as exhibit 2.2, and one between TorreyPines Therapeutics, Inc. and certain stockholders of Axonyx Inc., which is attached hereto as exhibit 2.3. The Voting Agreements place certain restrictions on the transfer of the shares of TorreyPines Therapeutics and Axonyx held by the respective signatory stockholders and effect covenants on the voting of such shares in favor of approving the merger and against any actions that could adversely affect consummation of the merger.

Item 1.01 Entry into a Material Definitive Agreement.

As of June 7, 2006, a Rights Agreement Amendment was executed to the Rights Agreement, dated as of May 13, 2005, between Axonyx Inc. and The Nevada Agency and Trust Company. The amendment, which is attached as exhibit 4.1 hereto, serves to exclude the pending merger transaction between described above between Axonyx Inc. and TorreyPines Therapeutics, Inc. from triggering a distribution of rights dividends under the Rights Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth above under Item 1.01 with respect to the Rights Agreement Amendment is incorporated herein by reference.

Additional Information about the Merger and Where to Find It

In connection with the merger, Axonyx and TorreyPines Therapeutics intend to file relevant materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement.  Investors and security holders of Axonyx and TorreyPines Therapeutics are urged to read these materials when they become available because they will contain important information about Axonyx, TorreyPines Therapeutics and the merger.  The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Axonyx with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Axonyx by directing a written request to: Axonyx, 500 Seventh Avenue, 10th Floor, New York, NY 10018, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Axonyx and its directors and executive officers and TorreyPines Therapeutics and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Axonyx in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Axonyx is also included in Axonyx's Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 16, 2006. This document is available free of charge at the SEC’s web site (www.sec.gov ) and from Investor Relations at Axonyx at the address described above.

Item 9.01 Financial Statements and Exhibits.

Exhibits

2.1	Agreement and Plan of Merger and Reorganization, dated as of June 7, 2006, between Axonyx Inc. and TorreyPines Therapeutics, Inc.
2.2	Form of Voting Agreement, dated as of June 7, 2006, between Axonyx Inc. and certain stockholders of TorreyPines Therapeutics, Inc.
2.3	Form of Voting Agreement, dated as of June 7, 2006, between TorreyPines Therapeutics, Inc. and certain stockholders of Axonyx Inc.
4.1	Rights Agreement Amendment, dated as of June 7, 2006, to the Rights Agreement, dated as of May 13, 2005, between Axonyx Inc. and The Nevada Agency and Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 9th day of June, 2006.

AXONYX INC.

By:	/s/ S. Colin Neill
Name:	S. Colin Neill
Title:	Chief Financial Officer

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